EXECUTION COPY

EXHIBIT 4.126

AMENDMENT NO. 1 TO AMENDED AND RESTATED
BACKUP SERVICING AGREEMENT
AMENDMENT NO. 1 TO AMENDED AND RESTATED BACKUP SERVICING AGREEMENT, dated as of July 18, 2014 (this “Amendment”), is entered into in connection with that certain AMENDED AND RESTATED BACKUP SERVICING AGREEMENT, dated December 27, 2012 (as amended, supplemented, restated or replaced from time to time, the “Agreement”), by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo” or the “Backup Servicer” and, in its capacity as collateral agent, the “Collateral Agent”), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation (“Credit Acceptance” or the “Servicer”), WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (in its capacity as deal agent, the “Deal Agent”) and CAC WAREHOUSE FUNDING CORPORATION II, a Nevada corporation (the “Borrower”)
PRELIMINARY STATEMENTS
WHEREAS, each of the signatories hereto is party to the Agreement; and
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:
AGREEMENT
SECTION 1.Definitions. Capitalized terms used and not defined in this Amendment shall have the meanings given to such terms in the Agreement.
SECTION 2.    Amendments.
Section 2.1(a) of the Agreement is hereby amended by replacing the words “third Business Day” contained therein with the words “fifth Business Day.”
SECTION 3.    Conditions to Effectiveness. This Amendment shall become effective on and as of the date hereof, upon the receipt by the Deal Agent of an executed counterpart of this Amendment from each party hereto.
SECTION 4.    Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 5.    Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

19636516.2.BUSINESS

SECTION 6.    Agreement to Remain in Full Force and Effect. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. All references in the Agreement to “herein,” or words of like import, and all references to the Agreement in any agreement or document shall hereafter be deemed to refer to the Agreement as amended hereby.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 8.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.
SECTION 9.    Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties made by it in Section 4.1 of the Fifth Amended and Restated Loan and Security Agreement, dated as of December 27, 2012 (as amended, supplemented, restated or replaced from time to time, the “Loan and Security Agreement”), by and among the Borrower, Credit Acceptance, Variable Funding Capital Company, LLC (“VFCC”), as a Lender, Wells Fargo Bank, N.A., as the Liquidity Agent for the VFCC Purchaser Group and the Investor for the VFCC Purchaser Group, Wells Fargo Securities, LLC, as the Deal Agent, and Wells Fargo Bank, N.A., as the Backup Servicer and Collateral Agent, and the other CP Conduits, Investors and Liquidity Agents from time to time party thereto, are true and correct as of the date hereof, as though made on and as of the date hereof and (ii) as of the date hereof, there is no Termination Event or Servicer Termination Event or event which, with the passage of time and the giving of notice, could result in a Termination Event or a Servicer Termination Event.
SECTION 10.    Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.
[Signatures begin on the following page]

19636516.2.BUSINESS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.
CREDIT ACCEPTANCE CORPORATION,
as Servicer

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President and Treasurer

WELLS FARGO SECURITIES, LLC,
as Deal Agent

By: /s/ Chad Kobos
Name: Chad Kobos
Title: Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Backup Servicer and Collateral Agent

By: /s/ Julie Tanner Fischer
Name: Julie Tanner Fischer
Title: Vice President

CAC WAREHOUSE FUNDING CORPORATION II,
as Borrower

By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer

S-1
Amendment No.1 to Amended and Restated
Backup Servicing Agreement
19636516.2.BUSINESS